EXHIBIT 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

ULURU INC.

SECURED CONVERTIBLE PROMISSORY NOTE

     March 31, 2017

FOR VALUE RECEIVED, ULURU Inc., a Nevada corporation (the “Company”) promises to pay to Velocitas Partners LLC, a Delaware limited liability company (the “Holder”), or its registered assigns, in lawful money of the United States of America the principal sum of $500,000, together with interest from the date of this Secured Convertible Promissory Note (this “Note”) on the unpaid principal balance at the rate of 12.5% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  Subject to the provisions of Section 6(b), all unpaid principal, together with any then unpaid and accrued interest and other Obligations, shall be due and payable on the earlier of (i) the second anniversary of the date first set forth above (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default, such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof.  This Note is issued pursuant to the Note, Warrant and Preferred Stock Purchase Agreement dated as of February 27, 2017 among the Company, the Holder and certain purchasers identified therein (the “Purchase Agreement”). All Dollar amounts set forth herein shall refer to United States Dollars.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a) “BackStop Agreement” means that certain BackStop Agreement, dated as of February 27, 2017, by and among the Company, the Holder and Bradley Sacks.

(b) “Bankruptcy Event” means any of the following events: (a) any Borrower Entity commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to any Borrower Entity, (b) there is commenced against any Borrower Entity any such case or proceeding that is not dismissed within 60 days after commencement, (c) any Borrower Entity is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the appointment of a receiver, trustee or custodian for any party liable hereon, whether as maker, endorser, guarantor, surety, or otherwise, or for any substantial part of the assets of any of any Borrower Entity, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, and such receiver or trustee shall not be discharged within ninety (90) days of its appointment, or such proceedings shall not be discharged within ninety (90) days of their commencement, or (e) any Borrower Entity thereof makes a general assignment for the benefit of creditors.

(c) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(d) “Change of Control Transaction” means the occurrence after the “Second Closing”, as defined in the Purchase Agreement, of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company; (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; (iii) the Company sells, licenses, transfers, or disposes in excess of fifty percent (50%) of the Company’s assets in one transaction or a series of related transactions to another Person; (iv) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors absent approval for such nominations or appointments by the majority of the Board of Directors on or before the date of the respective nomination or appointment; or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

(e) “Common Stock” shall mean shares of the Company’s common stock, $0.001 par value per share.

(f)  “Company” means ULURU Inc. and any Person which shall succeed to or assume the obligations of the Company under this Note.

(g) “Default Interest Rate” has the meaning given in Section 16 hereof.

(h) “Event of Default” has the meaning given in Section 4 hereof.

(i)  “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time shall be the registered holder of this Note.

(j) “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit to the extent drawn (or reimbursement agreements in respect thereof); or (3) in respect of banker’s acceptances.

(k)  “Obligations” shall mean the unpaid principal amount, accrued but unpaid interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder.

(l)  “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(m)  “Securities Act” shall mean the Securities Act of 1933, as amended.

(n) “Security Agreement” means the Security Agreement of even date herewith between the Company, Cardinia Acquisition Corp., a Delaware corporation (“Cardinia”), ULURU Delaware Inc., a Delaware corporation (“ULURU DE” and together with the Company and Cardinia, the “Borrower Entities”) and the Holder.

(o) “Loan Documents” shall mean this Note and the Security Agreement.

(p) “Preferred Shares” means shares of the Company’s Series B Convertible Preferred Stock.

2. Interest.  Subjection to the provision of Section 6(b), accrued interest on this Note shall be payable on the Maturity Date.

3. Prepayment.  At any time during the period beginning on the earlier of (i) the Second Closing, and (ii) if following the fifth (5th) Business Day following the date on which (x) all of the conditions to Purchasers’ obligations to consummate the Second Closing as set forth in Section 5.2(a) of the Purchase Agreement have been duly satisfied and (y) the Company confirms in writing that each of the conditions to the Company’s obligations to consummate the Second Closing have been duly satisfied or irrevocably waived, the Purchasers fail to consummate the Second Closing, the Borrower shall have the right, exercisable on not less than ten (10) Business Days prior written notice to the Holder, to prepay the outstanding Note in full by making a payment to the Holder of an amount in cash equal to the sum of: (1) the then outstanding principal amount of this Note plus (2) accrued and unpaid interest on the unpaid principal amount of this Note plus (3) if an Event of Default has occurred, interest on the unpaid principal balance hereof at the Default Interest Rate, plus (4) any amounts owed to the Holder pursuant to any other provision of this Note.

4. Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Loan Documents:

(a) the occurrence of a Bankruptcy Event;

(b) the closing of (i) a Change of Control Transaction or (ii) the liquidation, termination or dissolution of the Company;

(c) the failure to pay when due and payable (whether at maturity or otherwise) any payment of principal, interest, or expenses due hereunder;

(d) the failure of the Company to consummate, on or prior to the date that is one hundred eighty (180) days following the date hereof, the sale of a number of shares of Common Stock with an aggregate purchase price equal to the difference between (x) four million dollars ($4,000,000) and (y) the amount of gross proceeds received by the Company upon the sale of Preferred Shares, pursuant to the Secondary Placement and/or the BackStop Agreement; provided, that in the event that the Purchasers (as defined in the Purchase Agreement) breach their obligation to purchase the Preferred Shares in accordance with the terms and conditions of the Purchase Agreement, then this Event of Default shall be irrevocably waived;

(e) the failure of the Company to comply with any terms contained in the Security Agreement;

(f) a breach or default by the Company of any covenant or other term or condition contained in any of the other financial instrument with respect to Indebtedness of the Company or any of its Subsidiaries, including but not limited to all convertible promissory notes, currently issued, or hereafter issued, by the Company, to the Holder or any other third party, after the passage of all applicable notice and cure or grace periods under such other agreements; and

(g) a judgment, decree, writ, warrant of attachment or similar process in an amount equal to or exceeding $50,000.00 is entered against the Company or any of its assets, if such judgment, decree, writ, warrant of attachment or similar process is not adequately covered by insurance or has not been vacated, discharged, appealed from (with execution or similar process continuously stayed) within fifteen (15) days of such judgment’s entry.

5. Rights of Holder upon Default.  Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(a) or 4(d)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Sections 4(a) or 4(d), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it by the Loan Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6. Conversion.

(a) Optional Conversion. All or any portion of the principal amount of, and accrued interest under, this Note shall be convertible at the option of Holder into that number of shares of the Common Stock as is determined by dividing the dollar amount converted by $.04 per share of Common Stock, as adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations in accordance with Section 7 (the “Conversion Price”).  The Company shall, within five business days (the “Deadline”) of the receipt of a written notice of conversion hereunder, together with the original Note (collectively, a “Notice of Conversion”),  issue and deliver to Holder a certificate or certificates for the number of shares of Common Stock to which Holder shall be entitled upon conversion, together with a replacement Note (if any principal amount or interest is not converted) and any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 6(c).

(b) Mandatory Conversion at Maturity. Unless an Event of Default has occurred and is continuing as of the Maturity Date, on the Maturity Date, all of the principal amount of, and accrued interest under, this Note shall automatically, without any action on the part of any person, convert into that number of shares of the Common Stock as is determined by dividing the (i) Outstanding Obligations under this Note, by (ii) $.04 per share of Common Stock (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations) and the Company shall issue and deliver to Holder a certificate or certificates for the number of shares of Common Stock to which Holder shall be entitled upon conversion of the outstanding Obligations under the Note and any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 6(c).  The conversion shall be deemed to have been made as of the Maturity Date, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record Holder of such shares of Common Stock as of such date.

(c) Fractional Shares; Interest; Effect of Conversion.  No fractional shares shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Note, the Company shall pay to Holder an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence.  In addition, the Company shall pay to Holder any interest accrued on the amount converted and on the amount to be paid to the Company pursuant to the previous sentence.

(d) Obligation to Deliver Common Stock. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Note, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The conversion date specified in the Notice of Conversion shall be the effective date of the conversion so long as the Notice of Conversion is received by the Company before 6:00 p.m., New York, New York time, on such date.

(e) Failure to Deliver the Common Stock. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline, the Company shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Company agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties hereto hereby acknowledge and agree that the liquidated damages provision contained in this Section 6(e) are justified and reasonable.

(f) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Note, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the "Common Stock Equivalents"), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction other than a transaction described in Section 7(a)) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(c) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

8. Covenants.

(a) Reservation of Common Stock. The Company shall at all times, so long as any principal amount of the Note is outstanding, reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, the number of shares of Common Stock as shall at all times be sufficient to effect the conversion of all of the principal amount, plus any accrued interest and default interest thereon.

(b) Right of First Refusal. If at any time while this Note is outstanding, the Company receive a bona fide offer of debt financing from any third party that the Company intends to act upon, then the Company must first offer such opportunity to the Holder to provide such capital or financing to the Company on the same terms as each respective third party’s terms. If the Holder be unwilling or unable to provide such debt financing to the Company within ten (10) Business Days from Holder’s receipt of written notice of the offer (the “Offer Notice”) from the Company, then the Company may obtain such capital or financing from that respective third party upon the exact same terms and conditions offered by the Company to the Holder, which transaction must be completed within 30 days after the date of the Offer Notice. If the Company does not receive the debt financing from the respective third party within 30 days after the date of the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Holder as described above, and the process detailed above shall be repeated.

(c) Change of Control Transaction. The Company shall provide the Holder at least ten (10) Business Days’ notice prior to the consummation of any Change of Control Transaction, and prompt written notice of the entry into any definitive agreement with respect to any Change of Control Transaction, including a copy of such definitive agreement and any related agreements binding upon the holders of the Common Stock.  The Company shall not consummate any Change of Control without providing the Holder at least ten (10) Business Days to convert this Note into Common Stock, in accordance and subject to the terms and conditions set forth in this Note.

9. Successors and Assigns.  Subject to the restrictions on transfer described in Sections 10 and 12 below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11. Transfer of this Note or Securities Issuable on Conversion Hereof.  With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to the Company prior thereto describing briefly the manner thereof, which shall be accompanied by evidence reasonably satisfactory to the Company (including an opinion of counsel), to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory evidence, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Holder such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company,  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

12. Governing Law, Arbitration.  This Note, and all claims or causes of action (whether in contract or otherwise) that may be based upon, arise out of, or relate to this Note or the negotiation, execution, or performance of this Note (including any claim or cause or action based upon, arising out of, or related to any representation or warranty made in or in connection with this Note), shall be governed by the internal laws of the State of New York.  Any issue, controversy, or claim arising out of or related to this Note or any related documents hereto that cannot be resolved by mutual agreement shall be settled or resolved by binding arbitration in New York, New York pursuant to the Federal Arbitration Act and in accordance with the Commercial Arbitration Rules of the American Arbitration Association now or hereafter in effect. The parties to the dispute shall unanimously select the arbitrator. In the event the parties to the dispute are unable to unanimously select an arbitrator within ten (10) business days of a meeting called to appoint an arbitrator, the arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall have the right to award individual relief which the arbitrator deems proper under the evidence presented and applicable law and consistent with the parties’ rights to, and limitations on, damages and other relief as expressly set forth in this Note. The award and decision of the arbitrator shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof. IN AGREEING TO THE METHOD OF DISPUTE RESOLUTION SET FORTH IN THIS ARBITRATION CLAUSE, THE PARTIES SPECIFICALLY ACKNOWLEDGE THAT EACH PREFERS TO RESOLVE DISPUTES BY ARBITRATION RATHER THAN THROUGH THE FORMAL COURT PROCESS. FURTHER, EACH OF THEM UNDERSTANDS THAT BY AGREEING TO ARBITRATION EACH OF THEM IS WAIVING THE RIGHT TO RESOLVE DISPUTES ARISING OR RELATING TO THIS NOTE IN COURT BY A JUDGE OR JURY, THE RIGHT TO A JURY TRIAL, THE RIGHT TO DISCOVERY AVAILABLE UNDER THE APPLICABLE RULES OF CIVIL PROCEDURE, THE RIGHT TO FINDINGS OF FACT BASED ON THE EVIDENCE, AND THE RIGHT TO ENFORCE THE LAW APPLICABLE TO ANY CASE ARISING OR RELATING TO THIS NOTE BY WAY OF APPEAL, EXCEPT AS ALLOWED UNDER THE FEDERAL ARBITRATION ACT. EACH OF THEM ALSO ACKNOWLEDGES THAT EACH HAS HAD AN OPPORTUNITY TO CONSIDER AND STUDY THIS ARBITRATION PROVISION, TO CONSULT WITH COUNSEL, TO SUGGEST MODIFICATION OR CHANGES, AND, IF REQUESTED, HAS RECEIVED AND REVIEWED A COPY OF THE FEDERAL ARBITRATION ACT AND THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

13. Assignment by the Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

14. Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Holder in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.

15. Payment.  Payment shall be made in lawful tender of the United States.

16. Security.  This Note, and the obligations of the Company pursuant to this Note, is secured by the Collateral (as defined in the Security Agreement).

17. Default Rate; Usury.  During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%) the (“Default Interest Rate”).  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

18. Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

19. WAIVER OF JURY TRIAL.  EACH OF THE COMPANY AND HOLDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED UPON CONTRACT, TORT OR ANY OTHER THEORY).

20. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company agrees that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Note is not performed in accordance with its specific terms or is otherwise breached, including if the Company fails to take any action required of them hereunder to consummate the conversion of the Note. It is accordingly agreed that (i) the Holder shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Note and to enforce specifically the terms and provisions hereof in the courts having jurisdiction without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Note and (ii) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Note and without that right, none of the parties hereto would have entered into this Note. The Company agrees not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Holder otherwise has an adequate remedy at law. The Company acknowledges and agrees that in seeking an injunction or injunctions to prevent breaches of this Note and to enforce specifically the terms and provisions of this Note, the Holder shall not be required to provide any bond or other security in connection with any such order or injunction.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

[Remainder of Page Intentionally Left Blank]

[Signature page follows]

The Company has caused this Secured Convertible Promissory Note to be issued as of the date first written above.

ULURU INC.
a Nevada corporation

By: /s/ Terrance K. Wallberg

Name: Terrance K. Wallberg

Title: Vice President and CFO